Exhibit 10.3

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

WECAST NETWORK, INC.,

AND

BT CAPITAL GLOBAL LIMITED

DATED AS OF June 30, 2017

-i-

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of June 30, 2017 (this “Agreement”), by and between Wecast Network, Inc., a Nevada corporation, and its affiliates (hereinafter referred to collectively as “Wecast” or “Seller”) and BT Capital Global Limited, a BVI entity, and its affiliates (hereinafter referred to collectively as “BT Capital” or “Purchaser”).

WHEREAS, pursuant to a Securities Purchase Agreement dated January 5, 2010, Seller owns 80% of the issued and outstanding stock of Zhong Hai Shi Xun Media Co., Ltd., a PRC company (Chinese legal name: , herein referred to as “Zhonghai Media”). Zhonghai Media specializes in the video-on-demand business and offers B2B, B2B2C, and other services solutions for the delivery of various forms of content;

WHEREAS, pursuant to a Subscription Agreement dated April 15, 2016, Seller owns 13% of the issued and outstanding stock of Nanjing Tops Game Co., Ltd., a PRC company (Chinese legal name: , herein referred to as “Nanjing Tops Game”). Nanjing Tops Game specializes in the independent development and operation of online, stand-alone and other games as well as the distribution of domestic and overseas games;

WHEREAS, pursuant to a Joint Venture Agreement with PANTAFLIX GmbH and Redrock Capital Investment Limited, dated May 15, 2017, Seller shall own 40% of the issued and outstanding stock of a German limited liability company (herein referred to as “Pantaflix JV”). Pantaflix JV’s primary business will be to develop a global cloud platform that will distribute films, games, music, and sport-related content

WHEREAS, the Seller proposes to sell to the Purchaser, and the Purchaser proposes to buy (i) 80% of the outstanding capital stock of Zhonghai Media; (ii) 13% of the outstanding capital stock of Nanjing Tops Game and (iii) 25% of the Pantaflix JV for a consideration of One Hundred Million RMB (100,000,000 RMB) to be paid in cash or stock in accordance with the terms set forth in this Agreement (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE OF SECURITIES

1.1           Purchase and Sale of Securities. Subject to the terms set forth herein and in reliance upon the representations set forth below, at the Closing, the Seller shall sell to Purchaser:

(i) 80% of the outstanding capital stock of Zhonghai Media; (ii) 100% of Seller’s equity interest in Nanjing Tops Game, which equates to 13% of the total issued and outstanding common stock of Nanjing Tops Game, and (iii) 62.5% of Seller’s equity interest in the Pantaflix JV, which equates to 25% of the total issued and outstanding common stock of the Pantaflix JV, in exchange for a total purchase price of

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One Hundred Million RMB (100,000,000 RMB) (the “Purchase Price”). Payment of the Purchase Price shall be in the form of cash and/or stock. The cash portion of the Purchase Price shall be a minimum of $2,950,000. The remaining portion of the Purchase Price shall be payable in the form of stock of one or more publicly traded companies with such companies to be determined at the Purchaser’s discretion (the “Equity Consideration”); provided, however, that if any portion of the Purchase Price is in the form of publicly traded stock, such publicly traded stock must have an average daily trading value of at least $146,000 USD for 20 of the most recent 30 trading days immediately prior to the date of transfer of such stock to the Seller. The Parties agree that Purchaser shall deliver the Purchase Price to Seller on or prior to June 30, 2018; provided however, that the payment and acceptance of the Purchase Price is conditional upon the Seller receiving a fairness opinion on the financial fairness of the Transaction acceptable and satisfactory to the Seller’s audit committee and from a firm acceptable and satisfactory to the Seller’s audit committee.

1.2           Closing. The Transaction shall take place on June 30, 2017 at a location to be designated by the parties or may be conducted as a virtual closing with the parties transmitting signature pages to the other party electronically or via facsimile (the “Closing”). Following the Closing, Purchaser and Seller shall take further actions that may be necessary or desirable, if any.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to Purchaser as follows:

2.1           Corporate Existence and Power.

(a)          Wecast (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada; and (b) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

2.2           Corporate Authorization; No Contravention. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate action of the Seller; (b) do not contravene the terms of the Articles of Incorporation or Bylaws or the organizational documents of the Seller; (c) do not entitle any person (i.e. legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, governmental authority, or any other entity of whatever nature) to exercise any statutory or contractual preemptive rights to purchase shares of capital stock or any equity interest in the Seller, and (d) subject to receipt or satisfaction of the approvals, consents, exemptions, authorizations or other actions, notices or filings, do not violate or result in any breach or contravention of, a default under, or an acceleration of any obligation under or the creation (with or without notice, lapse of time or both) of any lien under, result in the termination or loss of any right or the imposition of any penalty under any contractual obligation of the Seller by which its respective assets or properties are bound or any law applicable to the Seller. No event has occurred and no condition exists which (upon notice or the passage of time or both) would constitute, or give rise to: (i) any breach, violation, default, change of control or right to cause the Seller to repurchase or redeem under, (ii) any lien on the assets of the Seller, (iii) any termination right of any party, or any loss of any right or imposition of any penalty, under or (iv) any change or acceleration in the rights or obligations of any party under, any material contractual obligation of the Seller.

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2.3           Governmental Authorization; Third Party Consents. Except as set forth herein, no approval, consent, qualification, order, exemption, authorization or other action by, or notice to, or filing with, any governmental authority, or any other person in respect of any requirement of law, contractual obligation or otherwise, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, sale and delivery of the company common shares by the Seller, or enforcement against the Seller), of the Agreement or the consummation of the contemplated transactions (i.e. the transactions contemplated by this Agreement) except for any of the foregoing that, individually or in the aggregate, would not be material to the Seller.

2.4           Binding Effect. The Agreement will, as of the Closing, be duly authorized, executed and delivered by the Seller and will constitute as the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

2.5           Ownership of Nanjing Tops Game Shares. The Seller owns 13% of Nanjing Tops Game’s common shares free and clear of all material encumbrances (other than transfer restrictions arising under applicable law). At Closing, Seller will transfer to Purchaser valid title to Nanjing Tops Game’s common shares free and clear of all material encumbrances (other than transfer restrictions arising under applicable law).

2.6           Ownership of Zhonghai Media Shares. The Seller owns 80% of Zhonghai Media’s common shares free and clear of all material encumbrances (other than transfer restrictions arising under applicable law). At Closing, Seller will transfer to Purchaser valid title to Zhonghai Media’s common shares free and clear of all material encumbrances (other than transfer restrictions arising under applicable law).

2.7           Ownership of Pantaflix JV Shares. The Seller has the right to 40% of the issued and outstanding stock of the Pantaflix JV’s common shares free and clear of all material encumbrances (other than transfer restrictions arising under applicable law). At Closing, Seller will transfer to Purchaser its right to valid title to 25% of the Pantaflix JV’s common shares (leaving Seller with 15%) free and clear of all material encumbrances (other than transfer restrictions arising under applicable law).

2.8           Compliance with Laws; Licenses.

(a)          The Seller is not in violation of any requirement of law, or any judgments, orders, rulings, injunctions or decrees of a governmental authority (collectively, “Decrees”), applicable thereto or to the employees conducting such business, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect.

(b)          The Seller has obtained or made, as the case may be, all permits, licenses, authorizations, orders and approvals, and all filings, applications and registrations with, all governmental authorities (“Licenses”), that are required to conduct the businesses of the Seller in the manner and to the full extent as currently conducted or currently contemplated to be conducted except where such failure to obtain or make, individually or in the aggregate, would not be materially adverse to the Seller. None of such Licenses is subject to any restriction or condition that limits or would reasonably be expected to limit in any material way the full operation of the Seller as currently conducted or currently contemplated to be conducted. Each of the Licenses has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened proceeding to limit, condition, suspend, cancel, suspend, or declare such License invalid. Seller is not in default in any material respect with respect to any of the Licenses,

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and to the knowledge of the Seller no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by the Seller under any License.

2.9           Litigation. There is no legal action, suit, arbitration, proceeding or, to the knowledge of the Seller, other legal, administrative or other governmental investigation or inquiry pending or claims asserted (or, to the knowledge of the Seller, any threat thereof) against the Seller relating to the Agreement or the contemplated transactions or against any officer, director or employee of the Seller in connection with such person’s relationship with or actions taken on behalf of the Seller. The Seller is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to be material to the Seller.

2.10        Board Approval. The board of directors at a meeting duly called and held has unanimously determined the contemplated transactions to be advisable and in the best interests of the Seller and its stockholders and has approved the contemplated transactions.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to the Seller as follows:

3.1           Existence and Power. BT Capital (a) is duly organized and validly existing under the laws of British Virgin Islands; and (b) has all requisite power and authority to execute, deliver and perform its obligations under the Agreement.

3.2           Authorization; No Contravention. The execution, delivery and performance by the Purchaser of the Agreement to which it is a party and the contemplated transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms of the Purchaser’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of the Purchaser or any requirement of law applicable to the Purchaser, except for such violations, conflicts, breaches or liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser ability to consummate the contemplated transactions.

3.3           Governmental Authorization; Third Party Consents. Except as set forth herein, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person in respect of any requirement of law, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the contemplated transactions.

3.4           Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

3.5           Receipt of Information. The Purchaser represents that it has had an opportunity to ask questions and receive answers and documents from the Seller regarding the business, properties, prospects

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and financial condition of Pantaflix JV, Zhonghai Media, and Nanjing Tops Game and concerning the terms and conditions of the offering of each of the above entities’ common shares.

3.6           Board Approval. The Purchaser’s board of directors at meetings duly called and held and has unanimously determined the contemplated transactions to be advisable and in the best interests of the Purchaser and its stockholders and has approved the contemplated transactions.

3.7           No Brokers or Finders. Except as contemplated by this Agreement, no agent, broker, finder, or investment or commercial banker or other person (if any) engaged by or acting on behalf of the Purchaser or any of its affiliates is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the contemplated transactions.

3.8           Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry, proceeding or other actions pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or relating to any of the Agreement or the contemplated transactions which, if determined adversely to the Purchaser individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the contemplated transactions. The Purchases are not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the contemplated transactions.

ARTICLE 4

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

4.1           Conditions to Closing. The obligation of the Purchaser to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by the Purchaser:

(a)          Representations and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, material adverse effect or other similar term, which shall be true and correct in all respects) of the Closing with the same force and effect as though made as of the Closing (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); the Seller shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing.

(b)          No Actions. (i) No action shall be pending or overtly threatened by any governmental authority or any other party against the Seller or any of its directors or against Purchaser, which action is reasonably likely to (A) restrain or prohibit the consummation of any of the contemplated transactions, or (B) result in damages that alone or together with the costs and expenses of defending such action are material in relation to the Seller, taken as a whole, and (ii) no law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of the contemplated transactions.

(c)          No Material Adverse Effect. No event or development shall have occurred (or failed to occur) and there shall be no circumstance (and that Purchaser shall not have become aware of any

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previously existing circumstance) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the securities transferred pursuant to the Transaction.

(d)          Consents and Amendments. Any and all consents, approvals, orders, Licenses and other actions necessary to be obtained from governmental authorities, the board, and shareholders in order to consummate the contemplated transactions.

ARTICLE 5

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO CLOSE

5.1           Conditions to Closing. The obligation of the Seller to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by the Seller:

(a)          Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing with the same force and effect as though made on and as of the Closing (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); each Purchaser shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing; and each Purchaser shall have delivered to the Seller a certificate, dated the date of the Closing and signed by the applicable Purchaser, to the foregoing effect.

(b)          No Actions. (i) No action shall be pending or overtly threatened by any governmental authority or any other party against the Seller, the Company or any of its directors or the Purchaser, which action is reasonably likely to (A) restrain or prohibit the consummation of any of the contemplated transactions, or (B) result in damages that alone or together with the costs and expenses of defending such action are material in relation to the Seller, the company and its subsidiaries, taken as a whole, and (ii) no law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of the contemplated transactions.

(c)          Consents and Amendments. Any and all consents, approvals, orders, Licenses and other actions necessary to be obtained from governmental authorities in order to consummate the contemplated transactions.

ARTICLE 6
MISCELLANEOUS

6.1           Survival. All representations and warranties, covenants and agreements of the Seller and the Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser, any of its officers and directors or any controlling person thereof or by or on behalf of the Seller, any of its officers and directors or any controlling person

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thereof, and such representations and warranties shall survive for a period of 24 months from the Closing. The covenants and agreements contained herein shall survive in accordance with their terms.

6.2           Fees and Expenses. At the Closing, each party shall pay the expenses incurred by itself in connection with the negotiation, execution, delivery, performance and consummation of this agreement and the contemplated transactions.

6.3           Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)	if to the Seller: Ling.Lv@wcstnet.com

Wecast Network, Inc.

Attn: Lv Ling

686 Wuzhong Road, Tower D, 9th Floor

Shanghai, China 201103

(b)	if to the Purchaser:

BT Capital Global Limited

Attn: Zhang Jie

40B, The Image Base Beijing, No. 3 Guangqu Road

Chaoyang District, Beijing, China, 100124

Any party may by notice given in accordance with this section and designate another address or person for receipt of notices hereunder.

6.4           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in this Agreement, no person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, the Purchaser may assign all or any portion of its rights and obligations hereunder to any affiliates or designees of the Purchaser. Any assignee of any Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a “Purchaser” for all purposes of this Agreement.

6.5           Amendment and Waiver.

(a)          No failure or delay on the part of the Seller or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchaser at law, in equity or otherwise.

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(b)          Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Seller (in the case of any amendment, supplement, modification or waiver after the Closing, with the approval of not less than a majority of the directors not appointed by each Purchaser) and the Purchaser.

6.6           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.7           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.8           Governing Law: Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of Laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Action arising out of or relating to this Agreement and the Contemplated Transactions (and agrees not to commence any Action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 10.3, shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

6.9           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

6.10         Entire Agreement. This Agreement, together with the schedules and exhibits hereto (if any), are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto (if any), supersede all prior agreements and understandings between the parties with respect to such subject matter.

6.11         Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing, the Seller and the Purchaser agree to cooperate with one another, and at the request of the Seller or the Purchaser, as applicable, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate

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the consummation of the contemplated transactions and to otherwise carry out the intent of the parties hereunder.

6.12         Public Announcements. Except as required by any requirement of law, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the contemplated transactions without consulting the Seller or the Purchaser, as applicable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

WECAST NETWORKING, ING.

By	/s/ Bing Yang

Name:	Bing Yang

Title:	CEO

[Signature Page to Securities Purchase Agreement]

BT CAPITAL GLOBAL LIMITED

By:	/s/ Bruno Wu

Name:	Bruno Wu

Title:	Chairman

[Signature Page to Securities Purchase Agreement]